UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements present, for Staffing 360 Solutions, Inc. and its subsidiaries (“Staffing Solutions”) and Control Solutions International, Inc. and its subsidiary (“CSI”), the unaudited pro forma condensed combined statements of operations for the years ended May 31, 2013 for Staffing Solutions and December 31, 2012 for CSI and the unaudited pro forma condensed combined statements of operations for the three months ended August 31, 2013 for Staffing Solutions and nine months ended September 30, 2013 less the six months ended June 30, 2013 for CSI. The unaudited pro forma condensed combined balance sheet is based on the unaudited consolidated balance sheet as of August 31, 2013 for Staffing Solutions and the unaudited balance sheet as of September 30, 2013 for CSI. The unaudited pro forma condensed combined statement of operations is presented as if the acquisition had occurred on June 1, 2012. The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if it occurred on September 30, 2013.

The unaudited pro forma condensed combined financial information and corresponding notes are based on estimates and assumptions that are preliminary and subject to change and which are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of Staffing Solutions and CSI included in this Form 8-K.

These unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial statements should be read together with:

• the accompanying notes to unaudited pro forma consolidated financial information;

• the unaudited financial statements of CSI as of September 30, 2013 and the notes relating thereto;

• the audited financial statements of CSI for the year ended December 31, 2012 and the notes relating thereto;

• the unaudited consolidated financial statements of Staffing Solutions as of August 31, 2013 and the notes relating thereto; and

• the audited consolidated financial statements of Staffing Solutions for the year ended May 31, 2013 and the notes relating thereto.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

ASSETS:

Current assets	$1,475,716
Intangible assets	1,433,730
Goodwill	765,879

LIABILITIES

Current liabilities	$144,871

Net purchase price	$3,530,454

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STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

	Staffing 360 Solutions, Inc. and Subsidiaries	Control Solutions International, Inc. and Subsidiaries		Pro Forma	Pro Forma
	August 31, 2013	September 30, 2013		Adjustments	Combined Totals

ASSETS

CURRENT ASSETS:
Cash	$230,857	$861,610	1	(2,127,965)	$1,025,326
			2	1,035,824
			3	1,025,000
Accounts receivable, net	605,319	1,050,684	1	(1,035,824)	620,179
Deferred tax asset - current portion		53,876		-	53,876
Prepaid expenses and other current assets	56,886	90,326		-	147,212
Total Current Assets	893,062	2,056,496		(1,102,965)	1,846,593

Fixed assets, net	26,930	96,164		-	123,094
Intangible, net	916,418	-	1	1,433,730	2,350,148
Goodwill	1,467,719		1	765,879	2,233,598

Total Assets	$3,304,129	$2,152,660		$1,096,644	$6,553,433

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$659,347	$170,519	1	(170,519)	$659,347
Accounts payable - related parties	324,388	-		-	324,388
Accrued expenses	88,019	354,250	1	(354,250)	88,019
Accounts receivable financing	331,875	-	2	1,035,824	1,367,699
Earnout liability - short term	237,255	-	1	525,000	762,255
Due to shareholder	155,000	-		-	155,000
Notes payable to related parties	-	335,067	1	(335,067)	-
Accrued restucturing reserve	-	11,667	1	(11,667)	-
Convertible notes payable	50,000	-	3	1,025,000	832,177
			4	(242,823)

Total Current Liabilities	1,845,884	871,503		1,471,498	4,188,885

Deferred tax liability - non current	-	62,000		-	62,000.00
Earnout liability - long term	889,705	-	1	1,575,000	2,464,705.00
Total Liabilities	2,735,589	933,503		3,046,498	6,715,590.00

STOCKHOLDERS' EQUITY (DEFICIT):

Preferred stock	-	-		-	-
Common stock	132	125	1	(125)	136
			1	1
			4	3
Additional paid-in capital	4,665,641	1,167,094	1	(2,257,082)	3,937,472
			1	118,999
			4	242,820
Accumulated other comprehensive loss	-	(25,388)	1	25,388	-
(Accumulated deficit) Retained earnings	(4,097,233)	77,326	1	(79,858)	(4,099,765)

Total Stockholders' Equity (Deficit)	568,540	1,219,157		(1,949,854)	(162,157)

Total Liabilities and Stockholders' Equity (Deficit)	$3,304,129	$2,152,660		$1,096,644	$6,553,433

See notes to the unaudited pro forma condensed combined consolidated financial statements.

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STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

	For the Three Months Ended	For the Nine Months Ended	Less the Six Months Ended	For the Three Months Ended
	August 31, 2013	September 30, 2013	September 30, 2013	September 30, 2013
	Staffing 360 Solutions, Inc. and Subsidiaries	Control Solutions International, Inc. and Subsidiaries	Control Solutions International, Inc. and Subsidiaries	Control Solutions International, Inc. and Subsidiaries		Pro Forma Adjustments	Pro Forma Combined Totals

REVENUES	$1,343,375	$4,577,229	$2,772,007	$1,805,222		$-	$5,920,604

COST OF REVENUES	950,609	2,946,157	1,904,298	1,041,859		-	3,896,766

GROSS PROFIT	392,766	1,631,072	867,709	763,363		-	2,023,838

OPERATING EXPENSES:
Compensation expense	278,214	1,114,955	705,222	409,733		-	1,393,169
Consulting fees - related party	116,250	-	-	-		-	116,250
Depreciation	2,750	33,144	22,213	10,931		-	35,894
Professional fees	196,544	80,540	24,848	55,692		-	277,084
Amortization	62,483	-	-	-	5	89,608	152,091
General and administrative	150,226	375,316	207,282	168,034		-	525,542
				-
Total Operating Expenses	806,467	1,603,955	959,565	644,390		89,608	2,500,030

(EXPENSE) INCOME FROM OPERATIONS	(413,701)	27,117	(91,856)	118,973	-	(89,608)	(476,192)

OTHER (EXPENSES) INCOME
Other Income	-	471	471	-
Interest expense	(13,790)	(24,516)	(16,640)	(7,876)		-	(38,306)

Total Other (Expenses) Income	(13,790)	(24,045)	(16,169)	(7,876)		-	(38,306)

INCOME FROM OPERATIONS BEFORE INCOME TAXES	$(427,491)	$3,072	$(108,025)	$111,097		$(89,608)	$(514,498)
Income tax expense	-	(10,769)	40,708	(51,477)		-	(10,769)

Net (loss) income	$(427,491)	$(7,697)	$(67,317)	$59,620		$(89,608)	$(525,267)

Other comprehensive income (loss)
Foreign currency translation	-	(39,318)	(42,218)	2,900			(39,318)
Comprehensive (loss) income	$(427,491)	$(47,015)	$(109,535)	$62,520		$(89,608)	$(564,585)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.03)					$(0.66)	$(0.04)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	12,869,973					136,000	13,005,973

See notes to the unaudited pro forma condensed combined consolidated financial statements.

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STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

	For the Year Ended
	May 31, 2013	December 31, 2012
	Staffing 360 Solutions, Inc. and Subsidiaries	Control Solutions International, Inc. and Subsidiaries		Pro Forma Adjustments	Pro Forma Combined Totals

REVENUES	$647,731	$7,237,081		$-	$7,884,812

COST OF REVENUES	448,507	4,792,713		-	5,241,220

GROSS PROFIT	199,224	2,444,368		-	2,643,592

OPERATING EXPENSES:
Compensation expense	368,547	1,778,334		-	2,146,881
Consulting fees - related party	476,129			-	476,129
Depreciation	1,924	40,332		-	42,256
Professional fees	1,446,421	51,826		-	1,498,247
Amortization	20,828		6	358,433	379,261
General and administrative	319,075	505,525		-	824,600
		-
Total Operating Expenses	2,632,924	2,376,016		358,433	5,367,373

(EXPENSE) INCOME FROM OPERATIONS	(2,433,700)	68,352		(358,433)	(2,723,781)

OTHER (EXPENSES) INCOME
Other income	-	72,147		-	72,147
Interest expense	(79,363)	(44,173)		-	(123,536)
Interest expense - related parties	(853)	-		-	(853)
Interest expense related to debt conversion	(931,266)	-		-	(931,266)
Gain on settlement of debt	40,000	-		-	40,000

Total Other (Expenses) Income	(971,482)	27,974		-	(943,508)

INCOME FROM OPERATIONS BEFORE INCOME TAXES	$(3,405,182)	$96,326		$(358,433)	$(3,667,289)
Income tax expense	-	(52,583)		-	(52,583)

Net (loss) income	$(3,405,182)	$43,743		$(358,433)	$(3,719,872)

Other comprehensive income (loss)
Foreign currency translation	-	4,112		-	4,112
Comprehensive (loss) income	$(3,405,182)	$47,855		$(358,433)	$(3,715,760)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.43)			$(2.64)	$(0.47)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	7,835,453			136,000	7,971,453

See notes to the unaudited pro forma condensed combined consolidated financial statements.

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Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

On November 4, 2013, Staffing Solutions consummated the acquisition (“Acquisition”) of 100% of the issued and outstanding stock of CSI and its wholly owned subsidiary, Canada Control Solutions International, Inc., a Continued British Columbia Corporation, originally incorporated in Ontario, Canada (“CCSI”) pursuant to a definitive Stock Purchase Agreement (the “SPA”) dated August 14, 2013 by and among Staffing Solutions, NewCSI, Inc., a Delaware corporation (“NCSI”), and the shareholders of NCSI. The aggregate consideration paid by Staffing Solutions to the NCSI Shareholders for the Acquisition was $3,530,454 (assuming entire earnout is paid, the “Purchase Price”). The Purchase Price was paid as follows: (i) cash payments at closing to the NCSI Shareholders of $1,311,454; (ii) stock payments valuing $119,000 by issuing to the NCSI Shareholders 136,000 restricted shares of Staffing Solutions’ common stock at a price of $0.875 per share; and (iii) an earnout payment to the NCSI Shareholders for performance based compensation in an amount equal to 20% of the amount of CSI’s and CCSI’s consolidated gross profit from the closing date of the Acquisition (the “Closing Date”) through the end of the sixteenth (16th) quarter following such Closing Date, such earnout amount not to exceed a total of $2,100,000. In addition, each shareholder of CSI agreed to sell, assign, transfer, convey and deliver to Staffing Solutions, and Staffing Solutions agreed to purchase, acquire and take assignment and delivery of, all of the shares of capital stock of CSI held by such shareholders, which on the Closing Date collectively constituted one hundred percent (100%) of the issued and outstanding shares of capital stock of CSI. Staffing Solutions did not acquire an interest in: (i) any bank accounts or investment accounts of CSI or cash therein as such exist immediately prior to the Closing Date except for a Canadian Bank account as agreed in the second amended to the SPA; (ii) any accounts receivable not deemed an “eligible account” (as defined in the SPA) as of the Closing Date; (iii) the cell phones and cell phone numbers of any shareholder or employee of CSI; or (iv) any LinkedIn account or Facebook, Twitter or other social media account of any shareholder or employee of CSI; all of which items in clauses (i) through (iii) shall belong to the shareholders or the employees of CSI, as the case may be. As a result of the Acquisition, CSI became a wholly-owned subsidiary of Staffing Solutions.

In connection with the Acquisition, Staffing Solutions identified and recognized an intangible asset of $1,433,730 representing contractual and non-contractual US and foreign customer relationships on a consolidated basis. The asset is being amortized over the estimated life of four years. CSI customer relationships were valued based on the discounted cash flow method applied to projected future cash flows as estimated by Staffing Solutions’ management. This method results in the sum of the future net cash flows discounted to its present day value. The valuation provided for the Contractual and Non Contractual Customer Relationships is based on management’s calculations. Staffing Solutions will recognize amortization expense of $209,869 in the fiscal year ended 2014, $358,433 in the fiscal year ended 2015, $358,433 in the fiscal year ended 2016, $358,433 in the fiscal year ended 2017 and $149,347 in the fiscal year ended 2018.

The fair value allocation of intangible assets resulting from the Acquisition is based on management estimates. Staffing Solutions intends to retain the services of an independent valuation expert to determine the fair market value of the identifiable intangible assets, including the customer list and employment agreements associated with the Acquisition. Once determined, Staffing Solutions will reallocate the purchase price of the Acquisition based on the results of the independent evaluation if they are materially different from the allocations as recorded on November 4, 2013. Staffing Solutions anticipates this will be completed prior to filing its annual report and reflected in its upcoming audited consolidated financial statements.

Entry # 1	Dr.	Cr.
Intangible asset - Non Contractual Relationships	1,433,730
Goodwill	765,879
Common Stock	125
Additional paid in capital	2,259,614
Accumulated deficit	77,326
CSI liabilities not assumed as a result of acquisition	871,503
Cash		816,511
Accounts receivable		1,035,824
Earnout liability		2,100,000
Cash		1,311,454
Common Stock		1
Additional paid-in capital		118,999
Accumulated other comprehensive loss		25,388

Simultaneous with the closing on November 4, 2013, Staffing Solutions sold CSI accounts receivable deemed eligible to a financial institution in a nonrecourse transaction for a total of $1,035,824.

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Entry #2	Dr.	Cr.
Cash	1,035,824
Accounts receivable financing		1,035,824

On November 4, 2013 and November 7, 2013, Staffing Solutions completed the first and second closings of its best efforts private offering up to $1,750,000 of 12% Unsecured Convertible Promissory Notes (the “Notes”) to various purchasers (the “Purchasers”). Pursuant to a subscription agreement with the Purchasers, Staffing Solutions issued to the Purchasers Notes for an aggregate of $1,025,000. Such Notes are convertible into 1,025,000 shares of common stock without regard to the conversion of any interest that may become due on the Notes and which also may be converted. Staffing Solutions issued an aggregate of 256,250 shares of common stock to the purchasers in the first and second closing. Such Notes mature on the earlier of: (i) within 10 days following the closing of a $10 million private placement financing, or (ii) February 28, 2014, unless voluntarily converted prior to that date. The Notes are subject to a voluntary conversion at the election of the Purchasers upon the earlier of: (i) the final closing of a pipe financing or (ii) the consummation of an acquisition as described in the Notes. The Purchasers may elect to convert the principal amount of the Note, including all accrued but unpaid interests, into units of Staffing Solutions consisting of shares of common stock and warrants to purchase shares of common stock, at the same price as any units that are sold in a pipe financing. In the event there is no pipe financing, upon notice from Staffing Solutions, the Purchasers may elect to convert the Notes at a conversion price equal to $.90 and receive 12,500 warrants for each $25,000 of principal converted. The warrants will have an exercise price of $2.00 per share. In addition to the Notes, each purchaser of the notes receives equity consideration at a rate of 12,500 shares of Common Stock for each $50,000 investment.

Entry #3	Dr.	Cr.
Cash	1,025,000
Convertible notes payable		1,025,000

As stated in Entry #3, the Purchasers of the convertible promissory notes receive equity consideration at a rate of 12,500 shares of common stock for each $50,000 investment. As a result, Staffing Solutions issued 256,250 shares of common stock. In addition, Staffing Solutions recorded a debt discount of $183,974 and a beneficial conversion relating to the conversion feature of the instrument totaling $58,849.

Entry # 4	Dr.	Cr.
Debt discount and beneficial conversion feature	242,823
Common Stock		3
Additional Paid in Capital		242,820

To reflect amortization of the Intangible Assets over a three month period

Entry #5	Dr.	Cr.
Amortization of Intangible asset	89,608
Accumulated Amortization		89,608

To reflect amortization of the Intangible Assets over a twelve month period

Entry #6	Dr.	Cr.
Amortization of Intangible asset	358,433
Accumulated Amortization		358,433

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